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                           KEY ASSET MANAGEMENT INC.

                       INVESTMENT ADVISER CODE OF ETHICS
                  CONCERNING PERSONAL SECURITIES TRANSACTIONS
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1.   Purposes
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     Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940
     Act"), generally proscribes fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by investment companies, if effected by associated persons of such companies and their investment advisers and principal underwriters (collectively "Rule 17j-1 Organizations"). Section 204A of the Investment Advisers Act of 1940, as amended (the "Advisers Act"), requires every registered investment adviser to establish, maintain and enforce written policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by such investment adviser or any person associated with such investment adviser.

     The purpose of this Code of Ethics is to establish requirements consistent with the 1940 Act, Rule 17j-1 thereunder and Section 204A of the Advisers Act. It is designed to give effect to the general prohibitions set forth in Rule 17j-1(a), as follows:

     (a) It shall be unlawful for any affiliated person of, or principal underwriter for, a registered investment company, or any affiliated person of an investment adviser of, or principal underwriter for, a registered investment company, in connection with the purchase or sale, directly or indirectly, by such person of a Security Held or to be Acquired, as defined in this section, by such registered investment company or other account for which Key Asset Management Inc. serves as investment adviser ("Account") --

          (1)  To employ any device, scheme or artifice to defraud an Account;

          (2) To make any untrue statement of a material fact to an Account or omit to state to such Account a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          (3) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit on an Account; or

          (4) To engage in any manipulative practice with respect to an Account.


     The provisions of this Investment Adviser Code of Ethics Concerning Personal Securities Transactions are in addition to, and not a substitute for, the KeyCorp Code of Ethics and
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     the KeyCorp Policy on Public Disclosure and Securities Trading, or any
     successors thereto, which Code of Ethics and Policy shall apply to all officers, directors and employees of Key Asset Management Inc.

2.   Definitions
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     (a)  "Account" means any Fund or other investment advisory client of the
          Adviser.

     (b)  "Adviser" means Key Asset Management Inc.

     (c) "Access Person" means (i) any director or officer of the Adviser, (ii) any Advisory Person of an Account (other than a Fund), (iii) any director, officer or Advisory Person of a Fund who is an "interested person" of the Adviser within the meaning of Section 2(a)(19) of the 1940 Act, and (iv) any other person or group of persons that management of the Adviser designates as Access Persons.

     (d) "Advisory Person" means (i) all Investment Personnel, (ii) any employee of the Adviser or of any company in a Control relationship to the Adviser who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by an Account, or whose functions relate to the making of any recommendations with respect to such purchases or sales; (iii) any natural person in a Control relationship to the Adviser who obtains information concerning recommendations made to an Account with regard to the purchase or sale of Covered Securities by an Account; and, (iv) any employee of the Adviser.

     (e)  "Beneficial Owner" means

          (a) the receipt of benefits substantially equivalent to those of ownership through relationship, understanding, agreement, contract or other arrangements; or

          (b) the power to vest benefits substantially equivalent to those of ownership in oneself at once or at some future time.

          Generally, a person will be regarded as having a direct or indirect Beneficial Ownership in securities held in his/her name, as well as in the name of a spouse, minor children who live with such person, any member of the person's immediate family/1/, any other relative (parents, adult children, brothers, sisters, in-laws, etc.) whose investments the person directs or controls, whether they live together or not, and securities held by a trust or estate for the person's benefit. The definition of "Beneficial Ownership" will be interpreted with reference to the definition

________________________

/1/    A person's "immediate family" includes a spouse, child, mother, father, brother, sister, in-law or any other relative who lives in the same household as the person and is financially dependent upon the person.
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          contained in the provisions of Section 16 of the Securities Exchange
          Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, as such provisions may be interpreted by the Securities and Exchange Commission, except that the determination of direct or indirect Beneficial Ownership will apply to all securities which an Access Person has or acquires.

     (f) "Control" shall have the same meaning as set forth in Section 2(a)(9) of the 1940 Act.

     (g) "Covered Security" means a security as defined in Section 2(a)(36) of the 1940 Act, except that it does not include:

          (i)    Direct obligations of the government of the United States;
          (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and
          (iii) Shares issued by open-end investment companies registered under the 1940 Act.

     (h) "Exempted Transactions" for the purpose of this Code and its related procedures means a:

          (i) purchase or sale which is automatically executed without input or direction from an individual as to its timing (i.e. dividend reinvestment plan);
          (ii) purchase effected upon the exercise of rights issued pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; or
          (iii) sale effected pursuant to a tender offer or similar transaction involving an offer to acquire all or a significant portion of a class of securities.

     (i) "Fund" means any investment company registered under the 1940 Act for which the Adviser serves as investment adviser.

     (j) An "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, as amended (the "Securities Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

     (k) "Investment Personnel" or "Investment Person" means any employee of the Adviser, or any company in a Control relationship with (i) the Adviser, who in connection with his or her regular functions or duties makes, or participates in making, recommendations regarding the purchase or sale of securities by an Account; or (ii) any natural person who Controls the Adviser and who obtains
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          information concerning recommendations made to an Account regarding the purchase or sale of securities by the Account.

     (l) A "Limited Offering" means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or
          Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

     (m) "Pecuniary Interest" means the opportunity to profit directly or indirectly from a transaction in a Covered Security.

     (n) "Purchase or Sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security and the purchase or sale of any security that is convertible into or exchangeable for a Covered Security.

3.   Statement of General Principles
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     In addition to the specific prohibitions set forth below, all Access
     Persons shall conduct their personal investment activities in a manner consistent with the following general fiduciary principles:

     (a) the duty at all times to place the interests of the Accounts first, including the interests of shareholders of a Fund;

     (b) the requirement that all personal securities transactions be conducted in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and

     (c) the fundamental standard that Access Persons should not take inappropriate advantage of their positions.

     All Access Persons shall be subject to this Code of Ethics, as well as to the Policies and Procedures of the Adviser and its parent company.

4.   Prohibited Activities for Access Personnel
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     No Access Person shall reveal to any other person (except in those instances when it is necessary to reveal such information in order to perform his or her duties on behalf of the Adviser) any information regarding securities transactions by the Accounts or consideration by the Accounts or the Adviser of any such securities transaction.

5.   Prohibited Activities for Advisory Persons
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     No Advisory Person shall serve on the board of directors of any for-profit company without the prior approval of the Chief Compliance Officer and the Chief Executive Officer of the Adviser. Advisory Persons serving as directors shall be isolated from those making investment decisions with respect to the securities of the issuer through "Chinese Wall" or other procedures specified by the Chief Compliance Officer absent a determination by the Chief Compliance Officer to the contrary for good cause shown. The requirements of this Section 5 (b) are in addition to, and not in lieu of, the requirements of KeyCorp's Code of Ethics, which requires similar approval from a KeyCorp Code of Ethics officer.

6.   Prohibited Activities for Investment Personnel
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     In addition to the requirements of Section 3 and the prohibited activities set forth in Section 4 and 5 of this Code of Ethics:

     (a) No Investment Person shall acquire any securities in an Initial Public Offering.

     (b) No Investment Person shall acquire any securities in a Limited Offering without the prior approval of the Chief Compliance Officer and the Chief Executive Officer of the Adviser. The prior approval should take into account, among other factors, whether the investment opportunity should be reserved for one or more Accounts, and whether the opportunity is being offered to an individual by virtue of his or her position with the Adviser. Any authorized investment in a Limited Offering must be disclosed by such Investment Person to the Adviser's Chief Investment Officer when he or she plays any part in an Account's subsequent consideration of an investment in securities of the issuer, and any decision by the Account to purchase securities of the issuer will be subject to an independent review by personnel of the Adviser with no personal interest in the issuer.

     (c) No Investment Person shall recommend any securities transaction by the Accounts, including the purchase or sale of such security, or the addition to, deletion from or change in weighting of any such security in any of the Adviser's model portfolios, without having disclosed his or her interest, if any, in such securities or in the issuer thereof, including without limitation (i) his or her direct or indirect Beneficial Ownership of any securities of such issuer, (ii) any contemplated transaction by such person in such securities, (iii) any position with such issuer or its affiliates, and (iv) any present or proposed business relationship between such issuer or its affiliates, on the one hand, and such person or any party in which such person has significant interest, on the other.

7.   Procedures
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     The Adviser shall at all times maintain procedures reasonably designed to prevent, detect and report a violation of this Code.
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8.   Reporting Requirements
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     Every Access Person must submit to the Chief Compliance Officer of the
     Adviser the following reports:

     (a) Initial Holdings Report. Must be submitted no later than 10 days after an individual becomes an Access Person and contain the following information:

          (i) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership when the individual became an Access Person;

          (ii) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct and indirect benefit of the Access Person as of the date the individual became an Access Person; and

          (iii) The date that the report is submitted by the Access Person.

     (b) Quarterly Transaction Report. Must be submitted no later than 10 calendar days following the end of each calendar quarter.

          (i) Covered Securities Report. Must describe each transaction
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          effected during such preceding calendar quarter in any Covered
          Security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in the security. The report must contain the following information:

               (a) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

               (b) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               (c) The price of the Covered Security at which the transaction was effected;

               (d) The name of the broker, dealer or bank with or through which the transaction was effected; and

               (e)  The date that the report is submitted by the Access Person.
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          (ii) Established Account Report. Must describe any account
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          established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person which shall contain the following:

                 (a) The name of the broker, dealer or bank with whom the Access Person established the account;

                 (b)  The date the account was established; and

                 (c)  The date that the report is submitted by the Access
                 Person.

     (c) Annual Holdings Report. Must be submitted on an annual basis and must contain the following information (which information must be current as of a date no more than 30 days before the report is submitted):

          (i) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership;

          (ii) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

          (iii)  The date that the report is submitted by the Access Person.

9.   Exceptions to Reporting Requirements.  An Access Person may not need to
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     report under Section 8 with respect to transactions effected for, and
     Covered Securities held in, an account where the Chief Compliance Officer has made a determination that such Access Person has no Pecuniary Interest in, nor direct or indirect influence or control over, the account.

10.  Violations; Exceptions
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     Failure to comply with any provision of this Code of Ethics, including but not limited to the requirement to provide complete and accurate reports, shall be a violation of this Code of Ethics, and shall be reported by the Chief Compliance Officer to the President and Chief Executive Officer of the Adviser. The President and the Chief Compliance Officer will report material violations to the Board of Directors of the Adviser. Exceptions to the provisions of this Code of Ethics shall be considered by the Chief Compliance Officer and the Chief Executive Officer on a case-by-case basis and shall be granted, in the sole discretion of the Chief Compliance Officer and the Chief Executive Officer, only if the facts and circumstances permit and warrant.
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11.  Sanctions
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     Upon discovering a violation of this Code, the Board of Directors of the
     Adviser may impose such sanctions as it deems appropriate, including, but not limited to, a letter of censure or suspension or termination of the employment of the violator.

12.  Insider Trading
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     The Board of Directors of the Adviser has adopted a policy statement on insider trading and conflicts of interest (the "Policy Statement"). All Access Persons are required by this Code to read and familiarize themselves with their responsibilities under this Code and the Policy Statement. All Access Persons shall certify annually that they have read and understand this Code and the Policy Statement, and that they have complied with the requirements thereof, and the Chief Compliance Officer shall maintain a copy of each executed acknowledgment.

13.  Reporting to Fund Boards
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     No less frequently than annually, the Adviser shall furnish to a Fund's
     Board of Directors a written report that:

     (a) Describes any issues arising under this Code since the last report to the Board of Directors, including, but not limited to, information about material violations of this Code and sanctions imposed in response to the material violations; and

     (b) Certifies that the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

14.  Recordkeeping Requirements
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     The Adviser shall, at its principal place of business, maintain the following records:

     (a) A copy of this Code and any code of ethics for the Adviser that, at any time within the past five years, was in effect, shall be maintained in an easily accessible place;

     (b) A record of any violation of this Code, and of any action taken as a result of the violation, shall be maintained in an easily accessible place for a least five years after the end of the fiscal year in which the violation occurs;

     (c) A copy of each report made by an Access Person as required by this Code shall be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;
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     (d)  A record of all persons, currently or within the past five years, who are or were required to make reports under this Code, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place; and

     (e) A copy of each report required by Section 8 of this Code shall be maintained for a least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

     (f) The Adviser shall maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by Advisory Personnel of Limited Offerings for at least five years after the end of the fiscal year in which the approval is granted.
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                                Acknowledgement
                                ---------------

After carefully reading each of the following statements, please place your initials in the space provided to the left of each and sign below as evidence of your understanding and acknowledgement of the Key Asset Management Code of Ethics and its requirements.

______I have read and understand the Investment Adviser Code of Ethics Concerning Personal Securities Transactions (the "Code") as well as the procedural requirements thereunder as described in the document titled "Important: Code of Ethics Procedures Effective July 1st, 2000. I certify that I have complied with the Code and its procedural requirements and will continue to do so.

______I acknowledge my responsibility to contact my supervisor or a member of the Compliance Department regarding any portion of the Code or its related procedures that I do not completely understand.

______I understand that my association with Key Asset Management requires the Firm to monitor my personal securities activities including transactions in accounts where I maintain a beneficial ownership.

______I understand that I am solely responsible for complying with the Code and its requirements. I specifically acknowledge that failure on behalf of KAM personnel to detect any violation of the Code is not a tacit approval or ratification of the violation on behalf of the Firm.

______I understand that any violation of the Code may lead to sanctions, up to and including, monetary assessments and or dismissal from the Firm and its parent company, KeyCorp.

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Signature                                                  Date

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